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                                AMENDMENT 2001-1
                                     TO THE
                EARLE M. JORGENSEN HOURLY EMPLOYEES PENSION PLAN


                  WHEREAS, the Earle M. Jorgensen Company (the "Company") maintains the Earle M. Jorgensen Hourly Employees Pension Plan (the "Plan"); and

                  WHEREAS, the Company wishes to amend the Plan to provide a lump sum distribution option to certain terminated participants and to make certain other changes to the Plan.

                  NOW, THEREFORE, the Plan is amended as follows, effective as of January 1, 2001:


                                    ARTICLE I
                              TITLE AND DEFINITIONS

                  1. The definition of "Actuarial Equivalent" in Section 1.2 of the Plan is amended in its entirety to read as follows:

                  'Actuarial Equivalent' shall mean a benefit of equivalent value computed using an 8% interest assumption and the 1983 Group Annuity Mortality Table for Males.

                  However, for purposes of determining the present value of a lump sum distribution, the interest and mortality rates shall be as set forth below, based on the following definitions:

                  `PBGC Rates' shall mean the interest rates, effective as of the date of determination, that would be used by the Pension Benefit Guaranty Corporation to value a benefit upon termination of an insufficient trusteed single-employer plan, and the 1983 Group Annuity Mortality Table for Males.

                  `GATT Rates' shall mean the annual rate of interest on 30-year Treasury securities and the 1983 Group Annuity Mortality Table, blended 50% for males and 50% for females, pursuant to the table set forth in Revenue Ruling 95-6.

                  Effective prior to January 1, 2000, the present value of a lump sum distribution shall be determined using the PBGC Rates.

                  Effective after January 1, 2000 but prior to the date of adoption of Amendment 2001-1 to the Plan, the present value of a lump sum distribution shall be determined using either the GATT Rates for the second month before the date of determination or the PBGC Rates, whichever produces the greater value.

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                  Effective on or after the date of adoption of Amendment 2001-1 to the Plan and before the first anniversary of the date of adoption of Amendment 2001-1 to the Plan, the present value of a lump sum distribution shall be determined using the GATT Rates for the second month before the date of determination or the GATT Rates for the second month before the first day of the Plan Year in which distribution occurs, whichever produces the greater value.

                  Effective on or after the first anniversary of the date of adoption of Amendment 2001-1 to the Plan, the present value of a lump sum distribution shall be determined using the GATT Rates for the second month before the first day of the Plan Year in which distribution occurs."


                                   ARTICLE IV
                               RETIREMENT BENEFITS

                  2. Section 4.1 of the Plan is amended in its entirety to read as follows effective September 1, 2000:

                  "4.1 - NORMAL RETIREMENT BENEFIT.

                  In the case of a Participant who terminates employment with the Company and all Related Companies on or after the effective date for the Participant's bargaining unit set forth in Appendix G and retires from service with the Company or a Related Company on his Normal Retirement Date, except as hereinafter otherwise provided, the amount of the monthly Normal Retirement Benefit payable for his life, commencing on his Normal Retirement Date and ending with the benefit for the month during which his death occurs, shall be an amount equal to the greater of (1) or (2) below:

         (1) The Benefit Rate set forth in Appendix G for the Participant's bargaining unit, multiplied by the Participant's years of Benefit Service; or

         (2)      An amount equal to the sum of:

                  (i) The Grandfather Benefit as of December 31, 1998 set forth in Exhibit G, if applicable, and

                  (ii) The Benefit Rate set forth in Exhibit G for the Participant's bargaining unit, multiplied by the Participant's years of Benefit Service after December 31, 1998."

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                  3. Article IV of the Plan is amended by the addition of the following Section 4.22 at the end thereof:

                  "4.22 - SPECIAL LUMP SUM OPTION.

                  Notwithstanding any other provision of the Plan to the contrary, a Participant who

                  (1) terminated employment with the Company and all Related Companies on or before December 31, 2000,

                  (2) elects on or after February 1, 2001 and on or before April 15, 2001 to receive distribution of his benefit pursuant to this
         Section 4.22,

                  (3) has not received or commenced to receive any benefits under the Plan as of the date of the election described in paragraph
         (2) above, and

                  (4) is entitled to a retirement benefit pursuant to Section
         4.2 or Section 4.6 which, as of December 31, 2000, is the Actuarial Equivalent of a lump sum distribution not greater than $19,999 using the GATT Rates for the month of December 2000,

         can elect to receive his benefit under the Plan in the form of (a) a single lump sum or (b) a Qualified Joint and Survivor Annuity if the participant is married on the Annuity Starting Date or a straight life annuity if the Participant is single on the Annuity Starting Date. All benefits payable under this Section 4.22 will be paid or commence to be paid on or before April 30, 2001.

                  The amount of the single lump sum payment payable to a Participant under this Section 4.22 will be the Actuarial Equivalent of the benefit the Participant is entitled to receive under Section 4.2 or
         Section 4.6, whichever is applicable. An election by a Participant to receive a single lump sum payment must be made on a form provided for this purpose by the Committee. The Participant's spouse, if any, must consent in writing to the distribution of such payment, and such consent must be provided at the same time and in the same manner as described in Section 4.5. If the Participant fails to return the above election form to the Committee by April 15, 2001, then the Participant will be entitled only to a retirement benefit pursuant to either
         Section 4.2 or Section 4.6 whichever is applicable. If the Participant's spouse fails to consent to such single lump sum payment within the time prescribed by Section 4.5, then the Participant will be entitled only to receive the Actuarial Equivalent of the benefit payable under Section 4.2 or Section 4.6, whichever is applicable, in the form of a Qualified Joint and Survivor Annuity with an Annuity Starting Date of March 1, 2001. Any single lump sum payment or other benefit paid with respect to a Participant pursuant to this Section
         4.22 will be in satisfaction of all liabilities of the Plan with respect to such Participant's benefit under the Plan."

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                                   APPENDIX G
                              GRANDFATHER BENEFITS

                  4. The Plan is amended by the addition of the following Appendix G at the end thereof:

                                   "Appendix G"
                              Grandfather Benefits


                  IN WITNESS WHEREOF, the Company has caused these presents to be executed by its duly authorized representative this 16th day of January, 2001.


                                       EARLE M. JORGENSEN COMPANY


                                       By_________________________________


                                       By_________________________________

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